                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES EXCHANGE ACT

      Date of report (Date of earliest event reported): December 15, 2000
                              SAFLINK CORPORATION
                  -------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

       DELAWARE                       0-2027                     95-4346070
-------------------------        ------------------         --------------------
  (State or Other Jurisdiction     (Commission File Number)    (IRS Employer
of Incorporation)                                            Identification No.)

          18650 N.E. 67th Court, Suite 210, Redmond, Washington 98052
                -------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

      Registrant's telephone number, including area code: (425) 881-6766

ITEM 1. CHANGE IN CONTROL OF REGISTRANT

     Not applicable

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On December 15, 2000 (the "Closing Date"), SAFLINK Corporation (the "Company") acquired substantially all of the intellectual property and fixed assets (the "Assets") of Jotter Technologies Inc., a Delaware corporation ("Jotter"), pursuant to an Asset Purchase Agreement, by and between the Company and Jotter (the "Asset Purchase Agreement").

     The Assets were acquired in consideration for an agreement to issue 5,100,000 shares of SAFLINK Common Stock, par value $0.01 per share, (the "Shares") and an unsecured promissory note in the principal amount of $1,700,000 with a two year term (the "Note", collectively with the Shares, the "Purchase Price"). The Purchase Price was determined based upon negotiations between the Company and Jotter, and, among other factors, (i) the financial and operating performance and prospects of the Company after giving effect to the purchase of the Assets; (ii) values of comparable companies; (iii) the value and composition of the Assets; and (iv) the cost and time anticipated by the Company in developing technology with comparable functionality to Jotter's Personal Internet Assistant toolbar. Pursuant to the Asset Purchase Agreement and an escrow agreement, executed on the Closing Date (the "Escrow Agreement"), the Shares will be deposited into escrow within 45 days of the Closing Date and shall be held in escrow in the event of any breach of the Asset Purchase Agreement, and to secure certain indemnification rights under the Asset Purchase Agreement. Shares held in escrow shall be distributed to Jotter as follows: (i) 350,000 Shares 90 days after the Closing Date, and (ii) 250,000 Shares per month beginning one month after the first share distribution. In the event that Jotter does not satisfy certain Canadian tax obligations arising as a result of the transaction ("Tax Obligations"), the Company will be obliged to pay such Tax Obligations and will be entitled to reduce the Purchase Price in an equal amount by reducing the number of Shares to be placed in escrow as valued on the closing date of the Asset Purchase Agreement or the principal amount of the Note or both.

     The Company has also agreed to use commercially reasonable efforts to register the Shares with the Securities and Exhange Commission by filing a Form S-3 registration statement within 60 days after the Closing Date. On the Closing Date, the Company also entered into non-competition agreements with Jotter and certain of its affiliates which prohibit such persons from competing with the Company in the development and sale of toolbars and internet utility applications and products and services utilizing biometrics. The Company also agreed to offer employment to substantially all of the Jotter employees. A copy of the Asset Purchase Agreement and Escrow Agreement are filed hereto as Exhibit
2.1 and Exhibit 10.1, respectively, and are incorporated by reference herein.

     The Asset Purchase Agreement and the transactions contemplated thereby have been approved by the board of directors of both the Company and Jotter. Jotter has also received the written consent of a majority of its shareholders approving the Asset Purchase Agreement and the transactions contemplated thereby.

     The Company's press release dated December 18, 2000, is attached as Exhibit
99.1 hereto and incorporated by reference herein.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

     Not applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     Not applicable.

ITEM 5. OTHER EVENTS

     Not applicable.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

     Not applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

    (a)   Financial Statements of Business Acquired

          Jotter Technologies Inc. and Subsidiary and Predecessor Consolidated Financial Statements (audited)

    (b)   Pro Forma Financial Information

          Pro Forma Condensed Combined Financial Statements (unaudited)

    (c)   Exhibits.

          The exhibits listed on the Exhibit Index are filed as part of this Report.

ITEM 8. CHANGE IN FISCAL YEAR

     Not applicable.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SAFLINK Corporation

Date: January 2, 2001

                                             By: /s/ JAMES W. SHEPPERD
                                              ------------------------
                                             James W. Shepperd
                                             Chief Financial Officer

                   JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                        (A Development Stage Enterprise)

                       Consolidated Financial Statements

                           December 31, 1998 and 1999

                  (With Independent Auditors' Report Thereon)

                    JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                        (A Development Stage Enterprise)


                               Table of Contents

                                                                         Page
Independent Auditors' Report                                               1

Consolidated Balance Sheets                                                2

Consolidated Statements of Operations                                      3

Consolidated Statements of Stockholders' Deficit and Comprehensive Loss    4

Consolidated Statements of Cash Flows                                      5

Notes to Consolidated Financial Statements                                 6

                          Independent Auditors' Report

The Board of Directors
Jotter Technologies, Inc.

We have audited the accompanying consolidated balance sheets of Jotter Technologies, Inc. and subsidiary, and Predecessor, (a development stage enterprise) (collectively, the Company) as of December 31, 1998 and 1999 and the related consolidated statements of operations, stockholders' deficit and comprehensive loss, and cash flows for the period from June 1, 1998 (inception) through December 31, 1998 and the year ended December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Jotter Technologies, Inc. and subsidiary, and Predecessor as of December 31, 1998 and 1999, and the results of their operations and their cash flows for the period from June 1, 1998 (inception) through December 31, 1998 and the year ended December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ KPMG LLP


Seattle, Washington
December 15, 2000

                   JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                       (A Development Stage Enterprise)

                          Consolidated Balance Sheets

                                                                                                            (unaudited)
                                                                                         December 31,       September 30,
                                                                                  ------------------------
                                Assets                                               1998           1999          2000
                                                                                  ----------   -----------   -----------
Current assets:
    Cash                                                                          $   71,065            --            --
    Non-trade receivables                                                                 --        40,520            --
    Prepaid expenses and other current assets                                          4,456        18,958        24,564
                                                                                  ----------   -----------   -----------
              Total current assets                                                    75,521        59,478        24,564

Property and equipment, net                                                           35,667       214,674       290,575
Debt issuance costs                                                                       --        14,677            --
Deferred preferred stock offering costs                                                   --        24,292            --
Other                                                                                     --        35,172        24,000
                                                                                  ----------   -----------   -----------
              Total assets                                                        $  111,188       348,293       339,139
                                                                                  ==========   ===========   ===========
Liabilities, Minority Interest and Stockholders' Deficit

Current liabilities:
    Bank overdraft                                                                $       --        81,576        10,963
    Accounts payable                                                                 151,183       471,401       370,996
    Accrued expenses                                                                   2,351       241,704       382,481
    Current portion of capital lease obligations                                          --            --         9,441
    Promissory notes payable                                                              --            --       200,000
    Due to related parties                                                           236,992       161,225            --
                                                                                  ----------   -----------   -----------
              Total current liabilities                                              390,526       955,906       973,881

Capital lease obligations, net of current portion                                         --            --         5,888
Convertible promissory notes payable                                                      --       416,642       360,778
Convertible promissory notes payable to related parties                                   --        81,701            --
                                                                                  ----------   -----------   -----------
              Total liabilities                                                      390,526     1,454,249     1,340,547
                                                                                  ----------   -----------   -----------
Minority interest                                                                     40,363            --            --
                                                                                  ----------   -----------   -----------
Stockholders' equity (deficit):
    Convertible preferred stock, Series A, $0.01 par value Authorized 400,000 shares; no shares issued and outstanding at December 31, 1998 and 1999,
      and 206,200 shares issued and outstanding at September 30, 2000                     --            --         2,062
    Common stock, $0.01 par value. Authorized 50,000,000 shares;
      issued 9,843,621, 10,827,224 and 12,348,512 shares at December 31, 1998 and 1999 and September 30, 2000, respectively; outstanding 9,843,621,
      9,827,224 and 11,348,512 shares at December 31, 1998 and 1999 and
      September 30, 2000, respectively                                                98,436       108,271       123,484
    Treasury stock                                                                        --            (1)           (1)
    Additional paid-in capital                                                       426,783     2,438,449     6,394,735
    Accumulated other comprehensive income                                            30,106        16,466        16,466
    Deficit accumulated during the development stage                                (875,026)   (3,669,141)   (7,538,154)
                                                                                  ----------   -----------   -----------
              Total stockholders' deficit                                           (319,701)   (1,105,956)   (1,001,408)

Commitments, contingencies and subsequent events
                                                                                  ----------   -----------   -----------
              Total liabilities, minority interest and
                  stockholders' deficit                                           $  111,188       348,293       339,139
                                                                                  ==========   ===========   ===========

See accompanying notes to consolidated financial statements.

                   JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                       (A Development Stage Enterprise)

                     Consolidated Statements of Operations

                                                                                                        (unaudited)
                                           Period from                                                  Period from
                                          June 1, 1998                                                 June 1, 1998
                                           (inception)                           (unaudited)            (inception)
                                             through        Year ended        Nine months ended           through
                                          December 31,     December 31,         September 30,          September 30,
                                                                           -------------------------
                                              1998             1999           1999          2000           2000
                                         -------------------------------   -----------   -----------  ---------------
Revenue                                  $           --               --            --        52,027           52,027
Operating expenses:
  General and administrative                    334,388          953,670       857,310     1,662,412        2,950,470
  Sales and marketing                           110,169          503,269       456,278     1,287,708        1,901,146
  Product development                           456,107        1,337,958     1,005,580       811,040        2,605,105
                                         --------------    -------------   -----------   -----------  ---------------
          Total operating expenses              900,664        2,794,897     2,319,168     3,761,160        7,456,721
                                         --------------    -------------   -----------   -----------  ---------------
          Operating loss                       (900,664)      (2,794,897)   (2,319,168)   (3,709,133)      (7,404,694)

Interest expense                                     --          (37,403)      (19,902)     (159,880)        (197,283)
                                         --------------    -------------   -----------   -----------  ---------------
          Loss before minority interest        (900,664)      (2,832,300)   (2,339,070)   (3,869,013)      (7,601,977)

Minority interest in loss                        25,638           38,185        38,185            --           63,823
                                         --------------    -------------   -----------   -----------  ---------------
          Net loss                             (875,026)      (2,794,115)   (2,300,885)   (3,869,013)      (7,538,154)

Beneficial conversion feature                        --               --            --      (435,810)        (435,810)
                                         --------------    -------------   -----------   -----------  ---------------
          Net loss available to common
           stockholders                  $     (875,026)      (2,794,115)   (2,300,885)   (4,304,823)      (7,973,964)
                                         ==============    =============   ===========   ===========  ===============

See accompanying notes to consolidated financial statements.

                   JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                       (A Development Stage Enterprise)

    Consolidated Statements of Stockholders' Deficit and Comprehensive Loss

                                                  Convertible preferred stock        Common stock              Treasury stock
                                                 -----------------------------   ---------------------    ----------------------
                                                  Shares               Amount     Shares       Amount        Shares      Amount
                                                 --------             --------   --------     --------    -----------   --------
Balances at inception                                  --              $    --          --        --              --      --

Issuance of common stock to
 founders for cash (7/98)                              --                   --   8,250,000         6              --      --
Issuance of restricted common
 stock to employees for cash (7/98)                    --                   --     350,000         1              --      --
Issuance of common stock at prices
 ranging from $0.33 to $1.96 per
 share (11/98 - 12/98)                                 --                   --   1,243,621    98,429              --      --
Comprehensive loss:
 Net loss                                              --                   --          --        --              --      --
 Foreign currency translation adjustment               --                   --          --        --              --      --

   Total comprehensive loss
                                                 --------             --------  ----------  --------      ----------  ------
Balances at December 31, 1998                          --                   --   9,843,621    98,436              --      --

Issuance of common stock at prices
 ranging from $0.33 to $1.96 per share,
 net of cash offering costs of $17,649
 (1/99 - 5/99)                                         --                   --     429,044     4,290              --      --
Repurchase of common stock (6/99)                      --                   --          --        --      (1,000,000)     (1)
Forfeiture of restricted common stock
 issued to employees (6/99)                            --                   --    (350,000)   (3,500)             --      --
Issuance of common stock to acquire minority
 interest (6/99)                                       --                   --      53,333       533              --      --
Issuance of common stock at prices ranging
 from $0.33 to $1.96 per share, including
 79,041 shares issued in payment of commissions
 and net of cash offering costs of $12,790 (6/99)      --                   --     615,925     6,159              --      --
Issuance of common stock at prices ranging from
 $2.00 to $2.50 per share, including 6,500 shares
 issued in payment of commissions and net of cash
 offering costs of $74,348 (6/99 - 9/99)               --                   --     159,000     1,590              --      --
Stock compensation related to stock option
 grants (7/99)                                         --                   --          --        --              --      --
Common shares issued for services at $2.50 per
 share (9/99)                                          --                   --      62,472       625              --      --
Issuance of common stock at $1.26 per share
 for services performed related to the
 issuance of convertible promissory  notes (11/99)     --                   --      13,829       138              --      --
Stock compensation related to the issuance  of
 warrants (11/99)                                      --                   --          --        --              --      --
Comprehensive loss:
 Net loss                                              --                   --          --        --              --      --
 Foreign currency translation adjustment               --                   --          --        --              --      --

           Total comprehensive loss
                                                 --------             --------  ----------  --------      ----------  ------
Balances at December 31, 1999                          --                   --  10,827,224   108,271      (1,000,000)     (1)

Issuance of Series A convertible preferred
 stock at $10.00 per share, including 18,750
 shares issued in payment of commissions
 and net of cash offering costs of $24,607
 (1/00) (unaudited)                               206,200                2,062          --        --              --      --
Beneficial conversion feature of Series A
 convertible preferred stock (1/00) (unaudited)        --                   --          --        --              --      --
Recognition of beneficial conversion feature of
 Series A convertible preferred stock (1/00)
 (unaudited)                                           --                   --          --        --              --      --

Issuance of common stock warrants attached to
 Series A convertible preferred stock (1/00)
 (unaudited)                                           --                   --          --        --              --      --
Stock compensation related to stock options
 (1/00) (unaudited)                                    --                   --          --        --              --      --
Issuance of common stock in settlement of
 litigation at $1.26 per share (3/00) (unaudited)      --                   --      29,646       297              --      --
Issuance of common stock warrants attached to
 convertible promissory note (4/00) (unaudited)        --                   --          --        --              --      --
Recognition of beneficial conversion feature on
 convertible promissory note (4/00) (unaudited)        --                   --          --        --              --      --
Conversion of promissory notes into common stock
 at $1.26 per share, net of unamortized debt
 issuance costs of $14,363 (1/00) (unaudited)          --                   --     397,817     3,978              --      --
Issuance of common stock at prices ranging
 from $0.61 to $0.80 per share, net of cash
 offering costs of $9,764 (7/00-9/00) (unaudited)      --                   --     489,437     4,894              --      --
Issuance of common stock attached to promissory
 notes at $1.26 per share (7/00-8/00) (unaudited)      --                   --      66,667       667              --      --
Issuance of common stock for services at $1.26
 per share (1/00-7/00)(unaudited)                      --                   --     350,221     3,502              --      --
Issuance of common stock for cash and services
 at $1.26 per share (7/00) (unaudited)                 --                   --     187,500     1,875              --      --
Comprehensive loss- net loss (unaudited)               --                   --          --        --              --      --
                                                 --------             --------  ----------  --------      ----------  ------
Balances at June 30, 2000 (unaudited)             206,200              $ 2,062  12,348,512   123,484      (1,000,000)     (1)
                                                 ========             ========  ==========  ========      ==========  ======

                                                                                  Deficit
                                                                 Accumulated    accumulated
                                                  Additional        other        during the           Total
                                                   paid-in      comprehensive   development       stockholders'
                                                   capital      income (loss)      stage             deficit
                                                  ----------    -------------   -----------       -------------
Balances at inception                             $       --    $        --    $        --        $       --

Issuance of common stock to
 founders for cash (7/98)                                 --             --             --                 6
Issuance of restricted common
 stock to employees for cash (7/98)                       --             --             --                 1
Issuance of common stock at prices
 ranging from $0.33 to $1.96 per
 share (11/98 - 12/98)                               426,783             --             --           525,212
Comprehensive loss:
 Net loss                                                 --             --       (875,026)         (875,026)
 Foreign currency translation adjustment                  --         30,106             --            30,106
                                                                                                    --------
   Total comprehensive loss                                                                         (844,920)
                                                  ----------    -----------    -----------        ----------
Balances at December 31, 1998                        426,783         30,106       (875,026)         (319,701)

Issuance of common stock at prices
 ranging from $0.33 to $1.96 per share,
 net of cash offering costs of $17,649
 (1/99 - 5/99)                                       505,481             --             --           509,771
Repurchase of common stock (6/99)                         --             --             --                (1)
Forfeiture of restricted common stock
 issued to employees (6/99)                            3,500             --             --                --
Issuance of common stock to acquire minority
 interest (6/99)                                      17,067             --             --            17,600
Issuance of common stock at prices ranging
 from $0.33 to $1.96 per share, including
 79,041 shares issued in payment of commissions
 and net of cash offering costs of $12,790 (6/99)    884,940             --             --           891,099
Issuance of common stock at prices ranging from
 $2.00 to $2.50 per share, including 6,500 shares
 issued in payment of commissions and net of cash
 offering costs of $74,348 (6/99 - 9/99)             299,062             --             --           300,652
Stock compensation related to stock option
 grants (7/99)                                        68,250             --             --            68,250
Common shares issued for services at $2.50 per
 share (9/99)                                        155,556             --             --           156,181
Issuance of common stock at $1.26 per share

 for services performed related to the
 issuance of convertible promissory  notes (11/99)    17,286             --             --            17,424
Stock compensation related to the issuance  of
 warrants (11/99)                                     60,524             --             --            60,524
Comprehensive loss:
 Net loss                                                 --             --     (2,794,115)       (2,794,115)
 Foreign currency translation adjustment                  --        (13,640)            --           (13,640)
                                                                                                  ----------
           Total comprehensive loss                                                               (2,807,755)
                                                  ----------    -----------    -----------        ----------
Balances at December 31, 1999                      2,438,449         16,466     (3,669,141)       (1,105,956)

Issuance of Series A convertible preferred
 stock at $10.00 per share, including 18,750
 shares issued in payment of commissions
 and net of cash offering costs of $24,607
 (1/00) (unaudited)                                1,412,021             --             --         1,414,083
Beneficial conversion feature of Series A
 convertible preferred stock (1/00) (unaudited)      435,810             --             --           435,810
Recognition of beneficial conversion feature of
 Series A convertible preferred stock (1/00)
 (unaudited)                                        (435,810)            --             --          (435,810)
Issuance of common stock warrants attached to
 Series A convertible preferred stock (1/00)
 (unaudited)                                         435,810             --             --           435,810
Stock compensation related to stock options
 (1/00) (unaudited)                                   31,694             --             --            31,694
Issuance of common stock in settlement of
 litigation at $1.26 per share (3/00) (unaudited)     37,057             --             --            37,354
Issuance of common stock warrants attached to
 convertible promissory note (4/00) (unaudited)      250,984             --             --           250,984
Recognition of beneficial conversion feature on
 convertible promissory note (4/00) (unaudited)      250,984             --             --           250,984
Conversion of promissory notes into common stock
 at $1.26 per share, net of unamortized debt
 issuance costs of $14,363 (1/00) (unaudited)        482,909             --             --           486,887
Issuance of common stock at prices ranging
 from $0.61 to $0.80 per share, net of cash
 offering costs of $9,764 (7/00-9/00) (unaudited)    299,342             --             --           304,236
Issuance of common stock attached to promissory
 notes at $1.26 per share (7/00-8/00) (unaudited)     83,333             --             --            84,000
Issuance of common stock for services at $1.26
 per share (1/00-7/00)(unaudited)                    437,777             --             --           441,279
Issuance of common stock for cash and services
 at $1.26 per share (7/00) (unaudited)               234,375             --             --           236,250
Comprehensive loss- net loss (unaudited)                  --             --     (3,869,013)       (3,869,013)
                                                  ----------    -----------    -----------        ----------
Balances at September 30, 2000 (unaudited)        $6,394,735    $    16,466    $(7,538,154)       (1,001,408)
                                                  ==========    ===========    ===========        ==========

See accompanying notes to consolidated financial statements.

                   JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                       (A Development Stage Enterprise)

                     Consolidated Statements of Cash Flows


                                                                                                                       (unaudited)
                                                              Period from                                             Period from
                                                              June 1, 1998                                            June 1, 1998
                                                               (inception)                        (unaudited)          (inception)
                                                                 through     Year ended         Nine months ended       through
                                                               December 31, December 31,         September 30,        September 30,
                                                                                           ------------------------
                                                                  1998          1999          1999          2000          2000
                                                              ------------  -----------    ----------    ----------   ------------
Cash flows from operating activities:
   Net loss                                                     $(875,026)   (2,794,115)   (2,300,885)   (3,869,013)   (7,538,154)
   Adjustments to reconcile net loss to net cash used in
     operating activities:
      Depreciation and amortization                                 5,388        40,872        23,056        59,237       105,497
      Non-cash interest expense                                        --            --            --       149,652       149,652
      Stock-based compensation                                         --       274,676       317,431       559,223       833,899
      Minority interest in loss                                   (25,638)      (38,185)      (38,185)           --       (63,823)
      Changes in certain assets and liabilities:
        Current and noncurrent assets                              (4,614)      (97,050)      (26,374)       63,520       (38,144)
        Accounts payable and other accrued expenses               159,005       559,569       433,970        77,727       796,301
                                                                ---------    ----------    ----------    ----------    ----------
           Net cash used in operating activities                 (740,885)   (2,054,233)   (1,590,987)   (2,959,654)   (5,754,772)
                                                                ---------    ----------    ----------    ----------    ----------
Cash used in investing activities - purchases
   of property and equipment                                      (42,326)     (206,496)     (138,437)     (108,076)     (356,898)
                                                                ---------    ----------    ----------    ----------    ----------
Cash flows from financing activities:
   Bank overdraft, net                                                 --        81,576            --       (70,613)       10,963
   Payments of capital lease obligations                               --            --            --        (4,561)       (4,561)
   Investments from limited partner                                67,439            --            --            --        67,439
   Increase (decrease) in due to related parties                  245,435         5,935        90,028      (161,225)       90,145
   Repurchases of common stock                                         --            (1)           --            --            (1)
   Proceeds from issuance of convertible promissory notes              --       416,642            --       800,000     1,216,642
   Proceeds from issuance or promissory notes                          --            --            --       200,000       200,000
   Proceeds from issuances of preferred stock, net of
     issuance costs                                                    --            --            --     1,849,893     1,849,893
   Proceeds from issuances of common stock, net of
     issuance costs                                               543,933     1,701,522     1,638,816       454,236     2,699,691
                                                                ---------    ----------    ----------    ----------    ----------
           Net cash provided by financing activities              856,807     2,205,674     1,728,844     3,067,730     6,130,211
                                                                ---------    ----------    ----------    ----------    ----------
Effect of exchange rate changes on cash                            (2,531)      (16,010)        2,504            --       (18,541)
                                                                ---------    ----------    ----------    ----------    ----------
           Net decrease (increase) in cash                         71,065       (71,065)        1,924            --            --

Cash at beginning of period                                            --        71,065        71,065            --            --
                                                                ---------    ----------    ----------    ----------    ----------
Cash at end of period                                           $  71,065            --        72,989            --            --
                                                                =========    ==========    ==========    ==========    ==========

Supplemental disclosures of cash flow information - cash
   paid during the period for interest                          $      --         8,329            --        29,074        37,403
                                                                =========    ==========    ==========    ==========    ==========
Supplemental schedule of non-cash investing and financing activities:
   Conversion of promissory notes and accrued interest
     thereon into common stock, net of unamortized debt
     issuance costs                                             $      --            --            --       486,887       486,887
   Debt issuance costs paid through the issuance of common
     stock                                                             --        17,424            --            --        17,424
   Stock issued in prepayment of expenses to be incurred               --        17,361            --            --        17,361
   Stock issued to acquire minority interest                           --        17,600        17,600            --        17,600
   Conversion of related party payables to convertible
     promissory notes                                                  --        81,701            --            --        81,701
   Equipment acquired through capital leases                           --            --            --        19,890        19,890

   Stock issued in settlement of a liability                           --            --            --        37,354        37,354
   Recognition of beneficial conversion feature on Series A
     convertible preferred stock                                       --            --            --       435,810       435,810
   Recognition of beneficial conversion feature on convertible
     promissory note                                                   --            --            --       250,984       250,984
   Issuance of warrants attached to convertible promissory
     notes                                                             --            --            --       250,984       250,984
                                                                =========    ==========    ==========    ==========    ==========

See accompanying notes to consolidated financial statements.

                  JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                        (A Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                           December 31, 1998 and 1999

(Information as to September 30, 2000 and the nine months ended September 30,
                          1999 and 2000 is unaudited)



(1) Description of Business and Summary of Significant Accounting Policies

    (a)  Description of Business

         Jotter Technologies, Inc. and its predecessor (collectively, the Company) is a development stage enterprise whose principal activities since inception have been performing research and development and raising capital for the development and marketing of an Internet microportal that gives consumers increased personalization and control over information they give and receive on the Internet. The microportal allows users the ability to designate advertising preferences, provides customized ticker information on news, sports, investments and other topics, and affords users sophisticated search and electronic commerce tools.

         The Company is subject to the risks and challenges associated with other companies at a similar stage of development including its limited operating history, the limited history of commerce on the Internet, dependence on key individuals, successful development and marketing of its technology, and competition from substitute services and larger companies with greater financial, technical management and marketing resources. The Company's success depends in part upon the emergence of the Internet as a commerce medium, the acceptance of the Company's technology by the marketplace and its ability to generate revenues from the use of its technology.

    (b)  Basis of Presentation

         The consolidated financial statements include the accounts of Jotter Technologies, Inc. and its subsidiary, MindQuake Interactive, Inc., and its predecessor. All significant intercompany transactions and accounts have been eliminated in consolidation. Jotter Technologies, Inc. (Jotter) was incorporated in June 1999 in Delaware and is headquartered in San Francisco, CA. The Company also has operations located in Edmonton, Alberta, Canada and Mesa, Arizona. The Company's primary business in all periods presented consists of developing and marketing an Internet microportal.

         Prior to the formation of Jotter in June 1999, the Company operated as MindQuake Limited Partnership (MQ LP), a Canadian limited partnership formed on June 1, 1998 and based in Edmonton, Alberta, and its 100% owner, MindQuake Interactive Inc. (MQI), a Canadian corporation. The predecessor entity presented in the accompanying consolidated financial statements represents the consolidated accounts of MQI and MQ LP.

         In December 1998, MQ LP granted an 11% limited partnership interest to an individual in exchange for a cash investment of approximately $65,000. The limited partner's investment has been reflected as a minority interest in the accompanying consolidated financial statements and has been reduced by the limited partner's share of the losses of MQ LP, which is limited to 95% of the original investment, according to the limited partnership agreement.

                                                                     (Continued)

                  JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                        (A Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                           December 31, 1998 and 1999

(Information as to September 30, 2000 and the nine months ended September 30,
                          1999 and 2000 is unaudited)


       In June 1999, the Company acquired the minority interest in MQI, consisting of the limited partnership interest in MQ LP, in exchange for the issuance of 53,333 shares of the Company's common stock. MQ LP was then dissolved. Concurrently, Jotter completed a merger with MQI. Prior to the merger, Jotter did not have any assets or operations and therefore the merger transaction has been accounted for as a re-capitalization of MQI. Under a recapitalization, the historical cost basis amounts of MQI carryforward to the accounts of Jotter while the stockholders' deficit details for capital stock are those of Jotter, as adjusted for the recapitalization. Jotter issued one share of common stock for each share of MQI common stock. A total of 8,430,259 shares of Jotter's common stock were issued in exchange for the same number of MQI common shares representing approximately 95% of MQI's common stock outstanding at such date. In addition, Jotter entered into an agreement with the stockholders owning the remaining 492,406 outstanding common shares of MQI in June 1999 whereby the stockholders could exchange their shares of MQI common stock for shares of Jotter common stock. This agreement grants Jotter the right to purchase the shares from the stockholders, and the MQI stockholders the right to put the shares to Jotter on the same terms as the original exchange and is exercisable by either party until June 17, 2004. These remaining 492,406 shares have been included as issued and outstanding stock of the Company as of December 31, 1999, and September 30, 2000 as the shares are exchangeable at Jotter's option.

       Subsequent to the merger, Jotter entered into an asset transfer agreement with MQI which resulted in all of the assets of MQI being transferred to Jotter. As a result, all of the operations of the Company, subsequent to the transfer, are those of Jotter and its subsidiary, MQI. The equity of the Company presented for the period prior to the merger has been reflected as if it were the equity of Jotter.

       References to 1998 and 1999 in the accompanying notes to the consolidated financial statements refer to the period from June 1, 1998 (inception) through December 31, 1998 and the year ended December 31, 1999, respectively.

       The accompanying consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements, the Company has incurred net losses and negative operating cash flows since inception. These factors, among others, raise doubt whether the Company will be able to continue as a going concern for a reasonable period of time.

       The consolidated financial statements do not include adjustments relating to the recoverability of recorded asset amounts or the amounts or classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuance as a going concern is dependent on its ability to raise capital and ultimately to generate revenue and achieve profitability.

                                                                     (Continued)

                  JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                        (A Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                           December 31, 1998 and 1999

(Information as to September 30, 2000 and the nine months ended September 30,
                          1999 and 2000 is unaudited)


       Management is presently evaluating capital sources to sustain the company through the development stage. No assurances can be given that the Company will be successful in raising additional capital or that the Company will achieve profitability or positive cash flows. If the Company is unable to raise adequate additional capital and achieve profitability and positive cash flows, there can be no assurance that the Company will continue as a going concern.

   (c) Interim Consolidated Financial Statements

       The consolidated financial information as of September 30, 2000 and for the nine months ended September 30, 1999 and 2000 is unaudited. These interim consolidated financial statements have been prepared on substantially the same basis as the audited consolidated financial statements and in the opinion of management, contain all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the consolidated financial information set forth herein.

   (d) Property and Equipment

       Property and equipment are stated at cost. Depreciation and amortization are provided using the straight-line method over the following estimated useful lives:

                                                    Estimated useful life
                                                -------------------------------

            Computer equipment and software               3-5 years
            Furniture and fixtures                        3-7 years
            Leasehold improvements              Lesser of lease term or 7 years


   (e) Long Lived Assets

       The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted net cash flows expected to be generated by such asset. If the carrying amount is in excess of the future undiscounted net cash flows of such asset, an impairment is recognized and is measured by the amount by which the carrying value of the asset exceeds its fair value. Assets to be disposed of are reported at the lower of their carrying value or fair value less cost to sell.

                                                                     (Continued)

                  JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                        (A Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                           December 31, 1998 and 1999

(Information as to September 30, 2000 and the nine months ended September 30,
                          1999 and 2000 is unaudited)


   (f) Revenue Recognition

       Revenues are derived from advertisements appearing on the Company's Internet microportal. The Company is a participant in a network whereby it makes advertising space on its Internet microportal available for sale. The Company is then remitted 60% of the revenues generated from the sale of the advertising space, its impressions, net of any commissions or other fees. As the amount that will be ultimately remitted to the Company is not determinable, revenue is recognized upon the receipt of payment.

   (g) Advertising Expenses

       The Company expenses the cost of advertising and promoting its product as incurred. Such costs are included in sales and marketing expenses and totaled approximately $18,000 and $257,000 for 1998 and 1999, respectively, and $210,000 and $716,000 for the nine months ended September 30, 1999 and 2000, respectively.

   (h) Product Development

       Product development expenditures are charged to operations as incurred. Capitalization of certain software development costs is required subsequent to the establishment of technological feasibility. Based on the Company's product development process, technological feasibility is established upon the completion of a working model. Costs incurred by the Company between completion of a working model and the point at which the product is ready for general release have been insignificant.

   (i) Income Taxes

       The Company computes income taxes using the asset and liability method, under which deferred income taxes are provided for the future tax consequences attributable to differences between the financial statement carrying amounts of the Company's assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in results of operations in the period that includes the enactment date. A valuation allowance is recorded to reduce any deferred tax assets to the amounts which are more likely than not to be realized.

                                                                     (Continued)

                  JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                        (A Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                           December 31, 1998 and 1999

(Information as to September 30, 2000 and the nine months ended September 30,
                          1999 and 2000 is unaudited)


       Under certain provisions of the Internal Revenue Code of 1986, as amended, the availability of the Company's net operating loss and the tax credit carryforwards may be subject to limitations if it should be determined there has been a change in ownership of more than 50% of the value of the Company's stock. Such determination could limit the utilization of net operating loss and the tax credit carryforward.

   (j) Stock-Based Compensation

       The Company accounts for its stock option plans for employees in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As such, compensation expense related to fixed employee stock options is recorded only if, on the date of grant, the fair value of the underlying stock exceeded the exercise price. The Company adopted the disclosure-only requirements of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, which allows entities to continue to apply the provisions of APB Opinion No. 25 for transactions with employees and provide pro forma net income disclosures as if the Company had recognized compensation expense based on the fair value of the options at the grant date as prescribed by SFAS No. 123.

   (k) Foreign Currency

       The functional currency of the predecessor company through June 30, 1999 was the Canadian dollar, which represents the local currency of the country in which the predecessor company operated. As the functional currency of the predecessor company is different from the reporting currency, the accounts of the predecessor company have been translated into the reporting currency and the net gain or loss resulting from the foreign currency translation is included in accumulated other comprehensive income in stockholders' deficit. Assets and liabilities of the predecessor company have been translated into U.S. dollars using rates of exchange in effect at the end of the reporting periods. Income and expense accounts are translated into U.S. dollars using average rates of exchange for the reporting periods.

       As of July 1, 1999, the functional currency of the Company changed from the Canadian dollar to the U.S. dollar due to a change in economic facts and circumstances. The translated amounts for non-monetary assets as of June 30, 1999 became the accounting basis for these assets as of July 1, 1999.

   (l) Use of Estimates in the Preparation of Financial Statements

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                                                     (Continued)

                  JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                        (A Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                           December 31, 1998 and 1999

(Information as to September 30, 2000 and the nine months ended September 30,
                          1999 and 2000 is unaudited)


   (m) Recently Issued Accounting Standards

       In June 1998, the Financial Accounting Standards Board (FASB) issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which will be effective for fiscal years beginning after June 15, 2000. SFAS No. 133, as amended, establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. The Company has assessed the impact of this new statement and does not expect the adoption of SFAS No. 133 to have a material effect on its consolidated financial position or results of operations.

       In March 2000, the FASB issued FASB Interpretation No. 44 (FIN 44), Accounting for Certain Transactions Involving Stock Compensation - an Interpretation of APB Opinion No. 25. FIN 44 clarifies certain elements of APB Opinion No. 25. Among other issues, this interpretation clarifies: the definition of employee for purposes of applying APB Opinion No. 25, the criteria for determining whether a plan qualifies as non-compensatory, the accounting consequences of various modifications to the terms of a previously fixed stock option award, and the accounting for an exchange of stock compensation in a business combination. This interpretation became effective July 1, 2000. Adoption of this interpretation has not had a material impact on the Company's financial position or results of operations.

(2)  Property and Equipment

     Property and equipment consist of the following:

                                                                    December 31,
                                                      --------------------------------------         September 30,
                                                              1998                1999                  2000
                                                      -----------------    -----------------     -------------------
          Computer equipment and software             $          22,393              210,411                 286,939
          Furniture and fixtures                                 18,476               36,355                  65,850
          Equipment under capital lease                              --                   --                  19,890
          Leasehold improvements                                     --                3,749                   5,802
                                                      -----------------    -----------------     -------------------
                                                                 40,869              250,515                 378,481
          Less accumulated depreciation and
              amortization                                        5,202               35,841                  87,906
                                                      -----------------    -----------------     -------------------
                                                      $          35,667              214,674                 290,575
                                                      =================    =================     ===================

                                                                     (Continued)

                  JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                        (A Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                           December 31, 1998 and 1999

(Information as to September 30, 2000 and the nine months ended September 30,
                          1999 and 2000 is unaudited)


     At September 30, 2000, accumulated amortization of equipment under capital lease was $3,570.

(3)  Convertible Promissory Notes

     At December 31, 1999, the Company had convertible promissory notes outstanding with aggregate principal balances of $498,343 that bear interest at 7% per annum and mature on November 1, 2000. The principal balance and all accrued interest are due and payable on the maturity date. Included in the balance of promissory notes are notes issued to certain related parties for amounts due to them for services and expenses totaling $81,701. Upon closing of an equity financing round by the Company that raises gross proceeds of at least $1 million, the notes will automatically convert into the common stock of the Company at a conversion price equal to the price of the common stock sold in the equity financing or, if the equity round is preferred stock, the conversion price of the Company's convertible preferred stock.

     In connection with the issuance of these notes, the Company issued 13,829 shares of its common stock as payment for services provided related to the note issuance. Based on the fair value of the common shares, the Company recorded debt issuance costs of approximately $17,000 which are being amortized to interest expense over the term of the underlying notes. For the year ended December 31, 1999, amortization of debt issuance costs was approximately $3,000. On January 12, 2000, all of the notes and related accrued interest totaling $501,250 were converted into 397,817 shares of the Company's common stock at a conversion rate of $1.26 per share. The remaining unamortized debt issuance costs of approximately $14,000 were recorded in additional paid-in capital in conjunction with this conversion.

     In April 2000, the Company issued an $800,000 convertible note to an entity affiliated with an officer of the Company. Under the terms of the note, the principal balance will accrue interest at 7% per annum and principal and all accrued interest are due on April 1, 2004. Additionally, the principal balance and all accrued interest are convertible into common stock of the Company only upon the closing of one of the following: (1) an equity financing by the Company that raises gross proceeds of at least $10,000,000, or (2) the acquisition of the Company by another entity. The conversion price will be $1.26 per common share.

     In addition, upon payment or conversion of this note, the note holder will receive warrants to purchase common stock of the Company at an exercise price of $1.26 per share. The number of warrants to be issued is based upon: (1) 30% of the amount due upon repayment if it is repaid in cash, or
     (2) 50% of the amount due upon conversion if it is converted into common stock. The fair value of the warrants at the grant date was approximately $251,000 determined using the Black-Scholes option pricing model and based on the probability that the note will be ultimately repaid or converted. The following assumptions were used in the Black-Scholes calculation: expected dividend yield of 0%, risk free interest rate of 6.2%, volatility of 80%, and an expected life of 5 years. The fair value of the warrants was accounted for as a discount on the note and is being recognized as interest expense over the stated term of the notes. As a result of the value assigned to the warrants, the $800,000 convertible promissory note was issued with a beneficial conversion feature which was valued at approximately $251,000 based on the intrinsic value and calculated as the difference between the conversion price and the fair value of the common stock into

                                                                     (Continued)

                   JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                       (A Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                          December 31, 1998 and 1999

(Information as to September 30, 2000 and the nine months ended September 30,
                          1999 and 2000 is unaudited)



     which the note was convertible. The beneficial conversion feature is accounted for as an increase in additional paid-in capital and a note discount, with the discount amortized to interest expense over the stated term of the note using the effective interest method. Approximately $63,000 was charged to interest expense for the nine months ended September 30, 2000 related to the amortization of the fair value of the warrants and the beneficial conversion feature.

     In July and August 2000, the Company issued two promissory notes with aggregate principal balances of $200,000 that bear interest at 10% per annum and were due and payable on September 29 and October 1, 2000, respectively. Subsequent to September 30, 2000, the Lender verbally extended the maturity of the notes. No final due date has been determined. In connection with the notes, the Company issued a total of 66,667 shares of its common stock to the noteholders. Based on the fair value of the shares issued, the Company recognized $84,000 of additional interest expense on the notes through September 30, 2000.

(4)  Income Taxes

     The components of loss before income taxes are:

                                  Period from
                                  June 1, 1998
                                  (inception)
                                    through                Year ended                Nine months ended
                                  December 31,            December 31,                 September 30,
                                                                              -------------------------------
                                      1998                    1999                1999               2000
                                  ------------            ------------        ------------       ------------
        United States              $       --              (1,375,856)           (882,626)        (3,869,013)
        Canadian                     (875,026)             (1,418,259)         (1,418,259)                --
                                   ----------              ----------          ----------          ---------

                                   $ (875,026)             (2,794,115)         (2,300,885)        (3,869,013)
                                   ==========              ==========          ==========         ==========

     The Company's expected income tax benefit determined by applying the Canadian statutory income tax rate of 43% for the periods prior to July 1, 1999 and the U.S. federal statutory income tax rate of 34% for subsequent periods to net loss before income taxes differs from actual income tax benefit primarily as a result of the increases in the valuation allowance for deferred tax assets.

                                      13                             (Continued)

                   JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                       (A Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                          December 31, 1998 and 1999

(Information as to September 30, 2000 and the nine months ended September 30,
                          1999 and 2000 is unaudited)



     The tax effects of temporary differences and tax loss and credit carryforwards that give rise to significant portions of deferred tax assets and liabilities are as follows:

                                                                       December 31,           September 30,
                                                                --------------------------
                                                                   1998            1999            2000
                                                                ----------      ----------    ------------
        Deferred tax assets:
          Loss carryforwards                                    $  387,286       1,330,849         2,635,257
          Stock compensation                                            --          43,783            54,559
          Other                                                         --          12,969            20,811
                                                                ----------      ----------        ----------
               Gross deferred tax assets                           387,286       1,387,601         2,710,627

          Less valuation allowance                                (387,286)     (1,387,601)       (2,710,627)
                                                                ----------      ----------        ----------
               Net deferred tax assets                          $       --              --                --
                                                                ==========      ==========        ==========

     The Company did not provide any current or deferred income tax provision or benefit for any of the years presented because it has experienced operating losses since its inception. The Company provided a full valuation allowance on net deferred tax assets, consisting primarily of loss carryforwards, because of the uncertainty regarding their realizability. The valuation allowance for deferred tax assets increased approximately $387,000, $1,000,000, $416,000 and $1,323,000 during the years ended December 31,
     1998 and 1999 and the nine months ended September 30, 1999 and 2000, respectively.

     As of September 30, 2000, the Company has loss carryforwards of approximately $6,600,000 which are available to offset future U.S. federal taxable income and income taxes, respectively, if any, and expire beginning in 2018.

(5)  Stockholders' Deficit

     (a)  Convertible Preferred Stock

          In January 2000, the Board of Directors approved the designation of 400,000 of the authorized preferred shares as Series A convertible preferred stock. The price paid for each share of Series A convertible preferred stock plus any accrued and unpaid dividends are convertible into shares of common stock at $1.26 per share, subject to certain anti-dilution provisions. Outstanding Series A convertible preferred shares automatically convert into common stock on December 31, 2001 or upon closing of an initial public offering of the Company's common stock with a price of at least $10.00 per share. The Series A convertible preferred shares are entitled to cumulative non-cash dividends at a rate of $0.70 per share per annum if and when declared by the Board of Directors and in preference to dividends paid to common shareholders. No dividends have been declared. The Company may not pay cash dividends to any class of stock prior to conversion of the Series A convertible preferred

                                      14                             (Continued)

                   JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                       (A Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                          December 31, 1998 and 1999

(Information as to September 30, 2000 and the nine months ended September 30,
                          1999 and 2000 is unaudited)


     shares. In the event of voluntary liquidation, dissolution or termination of the Company, holders of Series A convertible preferred shares shall be entitled to receive $10.00 for each share held plus declared but unpaid dividends. The Series A convertible preferred shareholders have been granted certain registration rights and the Company may not amend the Articles of Incorporation without prior approval of two-thirds of the outstanding Series A shareholders. The Series A shareholders have no other voting rights.

     On January 12, 2000, the Company completed the sale of 187,450 shares of its Series A convertible preferred stock at a price of $10.00 per share. For each Series A convertible preferred share purchased, investors received warrants to purchase 3.9684 shares of the Company's common stock resulting in the issuance of 743,703 warrants. The warrants are exercisable through December 31, 2001 at an exercise price of $1.26 per share. The fair value of the warrants at the grant date was approximately $436,000 determined using the Black-Scholes option pricing model with the following assumptions: expected dividend yield of 0%, risk free interest rate of 6.51%, volatility of 80%, and a contractual life of 2 years.

     As a result of the value assigned to the warrants, the shares of Series A convertible preferred stock were issued with a beneficial conversion feature which was valued at approximately $436,000 based on the intrinsic value and calculated as the difference between the conversion price and the fair value of the common stock into which the preferred stock is convertible. The beneficial conversion feature was recognized at the time of issuance as the Series A convertible preferred stock is convertible immediately. The beneficial conversion feature has been accounted for as an increase in additional paid-in capital and an in substance dividend to the preferred stockholders in 2000. Accordingly, the beneficial conversion feature increases the loss applicable to common stockholders for the nine months ended September 30, 2000 by approximately $436,000.

     As payment for services provided in connection with the sale of preferred shares, the Company issued 18,750 shares of Series A convertible preferred stock and attached warrants to purchase 18,750 shares of common stock to certain advisors. The warrants are exercisable through December 31, 2001 at an exercise price of $1.26 per share. As additional payment for services provided in connection with the sale of preferred shares, the Company issued warrants to purchase 137,055 shares of common stock to advisors. The warrants are exercisable through December 31, 2004 at an exercise price of $1.26 per share.

     All of the common stock warrants issued in conjunction with the Series A convertible preferred stock offering, including the warrants issued to advisors, were outstanding at September 30, 2000.

                                      15                             (Continued)

                   JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                       (A Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                          December 31, 1998 and 1999

(Information as to September 30, 2000 and the nine months ended September 30,
                          1999 and 2000 is unaudited)



(b)  Common Stock

     During the nine months ended September 30, 2000, the Company sold 187,500 shares of its common stock to a consultant at a price per share of $0.80. The sale price of the common stock represented a discount from the fair value of the Company's common stock on the date of sale. As a result, an expense of $86,250 was recognized.

(c)  Stock Option Plans

     In January 2000, the Company adopted its 1999 and 2000 Stock Option Plans and reserved an aggregate of 2,000,000 shares of its common stock for future stock option grants. Options may be granted under both plans to employees, directors and consultants and be designated as incentive or non-qualified stock options at the discretion of the Board of Directors. Generally, options granted under both plans have five-year terms and vest over three years with the initial 1/6 of the options cliff vesting after six months and the remainder monthly over the subsequent two and one-half years.

     During the year ended December 31, 1999, the Company granted 75,000 stock options under its stock option plans at exercise prices less than the fair value of the underlying common stock on the date of grant. Additionally, the Company granted stock options under its plans prior to approval by the Board of Directors. As such, the measurement date of these option grants is the date of approval of the plans by the Board of Directors. As a result, the Company recorded compensation expense of $68,250 during the year ended December 31, 1999.

     During the nine months ended September 30, 2000, the Company granted options to a nonemployee to purchase 45,000 shares of its common stock under its stock option plans at an exercise price of $1.26 per share. In lieu of this option grant, the Company cancelled a warrant to purchase 15,000 shares of common stock with an exercise price of $2.50 per share that had been previously granted in 1999 (as discussed in note 5d). The options have a three-year term and vest immediately. Based on the fair value of the options, the Company recognized compensation expense of approximately $31,700 during the nine months ended September 30, 2000 in relation to the grant of these options. The fair value of the options on the date of grant was determined using the Black-Scholes option pricing model with the following assumptions: expected dividend yield of 0%, risk free interest rate of 6.64%, volatility of 80%, and a contractual life of 3 years.

                                      16                             (Continued)

                   JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                       (A Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                          December 31, 1998 and 1999

(Information as to September 30, 2000 and the nine months ended September 30,
                          1999 and 2000 is unaudited)



     A summary of stock option activity is as follows:

                                                            Options outstanding
                                                 -----------------------------------------
                                                                             Weighted
                                                   Number of                  average
                                                     shares               exercise price
                                                 -------------          ------------------
        Balance at December 31, 1998                      --                $        --

        Granted                                      316,838                       1.05
                                                   ---------                -----------

        Balance at December 31, 1999                 316,838                       1.05

        Granted                                    1,306,500                       1.26
        Forfeited                                    (47,501)                      1.26
                                                   ---------                -----------

        Balance at September 30, 2000              1,575,837                $      1.22
                                                   =========                ===========

     At September 30, 2000, 424,163 shares remain available for grant under the Company's stock option plans. Total exercisable options to purchase common shares and their weighted average exercise prices per share at December 31, 1999 and September 30, 2000 were 85,746 shares and 1,228,710 shares and $0.46 and $1.20, respectively. Additional information regarding stock options outstanding and exercisable at December 31, 1999 is as follows:

                                            Options outstanding                                 Options exercisable
                        -----------------------------------------------------------    -------------------------------------
                                                Weighted-
                                                 average
                                                remaining             Weighted-                               Weighted-
                             Number            contractual             average              Number             average
      Exercise prices     outstanding         life (years)         exercise price        exercisable        exercise price
     -----------------  ---------------    ------------------    ------------------    ---------------   -------------------
     $     0.35              75,000               1.50                 $ 0.35               75,000              $ 0.35
           1.26             241,838               4.92                   1.26               10,746                1.26
     --------------         -------               ----                 ------               ------              ------

     $ 0.35 to 1.26         316,838               4.11                 $ 1.05               85,746              $ 1.47
     ==============         =======               ====                 =======              ======              ======

(d)  Stock Purchase Warrants

     During 1999, the Company issued warrants to purchase 150,000 shares of its common stock to an officer. The warrants are exercisable through December 1, 2004 at an exercise price of $1.26 per share and were all outstanding at September 30, 2000.

                                      17                             (Continued)

                   JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                       (A Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                          December 31, 1998 and 1999

(Information as to September 30, 2000 and the nine months ended September 30,
                          1999 and 2000 is unaudited)



     During 1999, the Company issued to the previous employer of one of its officers warrants to purchase 103,419 shares of its common stock as compensation for their loss of the officer's services. The warrants are exercisable through August 1, 2000 at an exercise price of $1.26 per share and were all outstanding at September 30, 2000. Based on the fair value of the warrants, the Company recognized compensation expense during 1999 of $43,260. The fair value of the warrants was determined using the Black-Scholes option pricing model with the following assumptions: expected dividend yield of 0%, risk-free interest rate of 6.17%, volatility of 80%, and an expected life of one year.

     During 1999, the Company issued warrants to purchase 15,000 shares of its common stock to a non-employee. The warrants were exercisable through October 1, 2001 at an exercise price of $2.50 per share and were all outstanding at December 31, 1999. These warrants were canceled in March 2000 and common stock options were issued in their place as discussed in note 5c. The fair value of the warrants was approximately $17,264 which was recorded as compensation expense. The fair value of the warrants was determined using the Black-Scholes pricing model with the following assumptions: expected dividend yield of 0%, risk-free interest rate of 5.66%, volatility of 80%, and a contractual life of 2 years.

     A summary of common stock warrant activity is as follows:

                                                    Number of         Weighted-
                                                   warrants to         average
                                                    purchase           exercise
                                                  common shares         price
                                                 ---------------     -----------

        Outstanding at December 31, 1998                      --     $        --
        Issued                                           268,419            1.33
                                                 ---------------     -----------
        Outstanding at December 31, 1999                 268,419            1.33
        Issued                                           899,508            1.26
                                                 ---------------     -----------
        Outstanding at September 30, 2000              1,167,927     $      1.28
                                                 ===============     ===========


     The weighted average remaining contractual life of common stock warrants outstanding at September 30, 2000 is 1.88 years. All of the common stock purchase warrants outstanding at September 30, 2000 are exercisable.

                                      18                             (Continued)

                   JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                       (A Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                          December 31, 1998 and 1999

(Information as to September 30, 2000 and the nine months ended September 30,
                          1999 and 2000 is unaudited)



     (e)  Stock Compensation

          Had the Company determined compensation cost of employee and officer stock options and warrants based on the fair value of the options and warrants at the date of grant as prescribed by SFAS No. 123, the Company's net loss would have been adjusted to the pro forma amounts indicated below:

                                                           1999
                                                        ----------

                         Net loss:
                          As reported                 $   2,794,115
                          Pro forma                       2,926,503

          On the date of grant, the per share weighted average fair values of stock options and warrants granted to employees and officers during 1999 and the nine months ended September 30, 2000 were as follows:

                                                                Nine months
                                                                   ended
                                                               September 30,
                                                       1999         2000
                                                     --------  -------------
                  Options granted at:
                  Prices less than market            $   0.16         --
                  Prices equal to market                 0.50       0.29
                  Prices greater than market               --         --

          The per share weighted average fair value of stock options and warrants granted to employees and officers during 1999 and the nine months ended September 30, 1999 on the date of grant was determined using the minimum value method with the following assumptions: expected dividend yield of 0%, risk-free interest rates ranging from 6.3% to 6.7%, and an expected life of four years.

(6)  Related Party Transactions

     The Company has an agreement with Financial Analysts Consultants, Inc.
     (FAC), a corporation owned by the Chairman of the Company's Board of Directors. Under the terms of this agreement, FAC is to provide the Company with various management services, including staffing of the Arizona office, rent, etc. The Company paid FAC approximately $307,000 and $222,000 for these services during 1999 and 2000, respectively.

     The amounts due to related parties are generally non-interest bearing, unsecured, and have no fixed terms of repayment.

                                      19                             (Continued)

                   JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                       (A Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                          December 31, 1998 and 1999

(Information as to September 30, 2000 and the nine months ended September 30,
                          1999 and 2000 is unaudited)



(7)  Commitments and Contingencies

     (a)  Operating Leases

          The Company currently leases office space under a noncancelable operating lease which expires in 2002 and leases which are on a month-to-month basis. As of December 31, 1999, future minimum payments under noncancelable operating leases are as follows:

                    2000                                     $   65,700
                    2001                                         65,700
                    2002                                         60,225
                                                             ----------
                         Future minimum lease payments       $  191,625
                                                             ==========


          Rent expense totaled approximately $6,000, $58,000, $48,000 and $77,000 for 1998 and 1999 and the nine months ended September 30, 1999 and 2000, respectively.

     (b)  Litigation

          In 1999, the Company was named as a defendant in two suits claiming the non-payment of software development services and license fees, wrongful distribution of software in violation of copyright laws, and that the Company solicited and hired an employee in violation of a written agreement. The Company subsequently entered into settlement agreements in connection with both of these suits. In connection with the settlements, the Company was required to pay the parties involved a total of $225,000 and issue 29,646 shares of its common stock. The Company accrued for the full settlement amount in 1999 as the services were performed by the plaintiffs in 1999.

          At December 31, 1999, the Company had a remaining accrual for a total of approximately $131,000 relating to the settlement of the suits representing cash payments to be made and the value of 29,646 common shares to be issued based on the fair value of the stock on the settlement date. The cash was paid and the shares were issued in full during the nine months ended September 30, 2000.

                                      20                             (Continued)

                   JOTTER TECHNOLOGIES, INC. AND SUBSIDIARY
                                AND PREDECESSOR
                       (A Development Stage Enterprise)

                  Notes to Consolidated Financial Statements

                          December 31, 1998 and 1999

(Information as to September 30, 2000 and the nine months ended September 30,
                          1999 and 2000 is unaudited)



(8)  Subsequent Events

     On December 15, 2000, the Company entered into an agreement with SAFLINK Corporation (SAFLINK) to sell all of its intellectual property and fixed assets to SAFLINK in exchange for 5,100,000 shares of SAFLINK common stock and a $1.7 million unsecured promissory note that bears interest at 7% per annum. All principal and accrued interest on the note is due December 15, 2002.

                        PRO FORMA FINANCIAL INFORMATION


UNAUDITED PRO FORMA FINANCIAL INFORMATION

     The following unaudited pro forma condensed combined financial statements give effect to the purchase business combination between SAFLINK Corporation ("SAFLINK" or the "Company") and Jotter Technologies Inc. and predecessor companies, Mindquake Interactive Inc. and Mindquake Interactive L.P. ("Jotter"). Under the terms of the acquisition, SAFLINK will acquire certain assets of Jotter in exchange for 5,100,000 shares of SAFLINK common stock valued at approximately $3.2 million and a $1.7 million unsecured promissory note. The note accrues interest at a rate of 7% per annum and any unpaid principal and interest are due on December 15, 2002. The acquisition will be accounted for using the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired based on their estimated fair values. The estimated fair values included herein are preliminary in nature and may not be indicative of the final allocation of the purchase price consideration.

     Such preliminary estimates of the fair values of the assets of Jotter have been combined with the recorded values of the assets and liabilities of SAFLINK in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements are based on, and should be read in conjunction with, the historical financial statements of SAFLINK included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 22, 2000 and the historical financial statements of Jotter included herein.

     The unaudited pro forma condensed combined balance sheet has been prepared to reflect the purchase of Jotter as if it occurred on September 30, 2000. The unaudited pro forma condensed combined statements of operations reflect the combined results of operations of SAFLINK and Jotter as if the acquisition occurred on January 1, 1999.

     The unaudited pro forma condensed combined balance sheet and statements of operations are provided for illustrative purposes only and should be read in conjunction with the accompanying notes thereto, the audited financial statements and notes thereto for the year ended December 31, 1999 of SAFLINK included in its Annual Report on Form 10-K filed on March 22, 2000, the unaudited financial statements and notes thereto for the nine months ended September 30, 2000 included in SAFLINK's Quarterly Report on Form 10-Q filed on November 14, 2000 and the audited financial statements and notes thereto of Jotter included herein. The unaudited pro forma condensed combined balance sheet and statements of operations are not necessarily indicative of the operating results or financial position that would have been achieved had the purchase been consummated at the dates indicated, nor is it necessarily indicative of future operating results and financial condition.

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                  September 30, 2000
                                             ----------------------------
                                               SAFLINK          Jotter          Pro Forma                  Pro Forma
                                              Historical      Historical       Adjustments                  Combined
                                             ------------    ------------    ----------------           ----------------
                  ASSETS
Current assets:
 Cash and cash equivalents                   $        759    $         --    $        (750)  (a)         $           9
 Accounts receivable, net                             232              --               --                         232
 Inventory                                             16              --               --                          16
 Investments                                          299              --               --                         299
 Prepaid expenses and other current assets            537              24              (24)  (b)                   537
                                             ------------    ------------    -------------               -------------
   Total current assets                             1,843              24             (774)                      1,093
Furniture and equipment, net:                         409             291               --                         700
Intangibles                                            --              --            5,179   (a)                 5,179
Other assets                                          625              24              (24)  (b)                   625
                                             ------------    ------------    -------------               -------------

   Total assets                              $      2,877    $        339    $       4,381               $       7,597
                                             ============    ============    =============               =============


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable and accrued liabilities    $      1,429    $        774    $        (774)  (b)                 1,429
 Deferred revenue                                     455              --               --                         455
 Promissory note                                       --             200             (200)  (b)                    --
                                             ------------    ------------    -------------               -------------
   Total current liabilities                        1,884             974             (974)                      1,884

 Other long-term liabilities                           --               6               (6)  (b)                    --
 Convertible notes payable                             --             360             (360)  (b)                    --
 Promissory note                                       --              --            1,700   (a)                 1,700

Stockholders' equity (deficit):
 Preferred stock                                       --               2               (2)  (b)                    --
 Common Stock                                         261             124              (73)  (a,b)                 312
 Additional paid-in capital                        56,419           6,395           (3,218)  (a,b)              59,596
 Accumulated other comprehensive income
  (loss)                                              (65)             16              (16)  (b)                   (65)
 Accumulated deficit                              (55,622)         (7,538)           7,330   (a,b)             (55,830)
                                             ------------    ------------    -------------               -------------
   Total stockholders' equity (deficit)               993          (1,001)           4,021                       4,013
                                             ------------    ------------    -------------               -------------

   Total liabilities and stockholders'
      equity                                 $      2,877    $        339    $       4,381               $       7,597
                                             ============    ============    ================           ==============

   See notes to unaudited pro forma condensed combined financial statements.

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                          Year Ended
                                                       December 31, 1999
                                            -------------------------------------
                                                SAFLINK               Jotter              Pro Forma             Pro Forma
                                              Historical            Historical           Adjustments             Combined
Revenues                                    $         1,303      $             --      $            --       $          1,303
Cost of revenues                                        359                    --                   --                    359
                                            ---------------      ----------------      ---------------       ----------------
      Gross profit                                      944                    --                   --                    944
Operating expenses:
 Product development                                  1,375                 1,338                   --                  2,713
 Sales and marketing                                  1,332                   503                   --                  1,835
 Minimum royalty payment                                375                    --                   --                    375
 Amortization of intangible assets                       --                    --                1,726   (c)            1,726
 General and administrative                           1,815                   954                   --                  2,769
                                            ---------------      ----------------      ---------------       ----------------
      Total operating expenses                        4,897                 2,795                1,726                  9,418
                                            ---------------      ----------------      ---------------       ----------------

      Loss from operations                           (3,953)               (2,795)              (1,726)                (8,474)
Interest and other income (expense)                      26                   (37)                (119)  (d)             (130)
                                            ---------------      ----------------      ---------------       ----------------

      Net loss before minority interest              (3,927)               (2,832)              (1,845)                (8,604)
Minority interest in loss                                --                    38                   --                     38
                                            ---------------      ----------------      ---------------       ----------------

      Net loss                                       (3,927)               (2,794)              (1,845)                (8,566)
Preferred stock dividend                                104                    --                   --                    104
                                            ---------------      ----------------      ---------------       ----------------
      Net loss attributable to common
       stockholders                         $        (4,031)     $         (2,794)     $        (1,845)      $         (8,670)
                                            ===============      ================      ===============       ================

Basic and diluted loss per common share     $         (0.23)                                                 $          (0.38)

Weighted average number of basic and
 diluted common shares                               17,541                                                            22,641

   See notes to unaudited pro forma condensed combined financial statements.

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    Nine Months Ended
                                                   September 30, 2000
                                          -------------------------------------
                                              SAFLINK               Jotter              Pro Forma             Pro Forma
                                             Historical           Historical           Adjustments             Combined
Revenues                                  $         1,156      $             52      $            --       $          1,208
Cost of revenues                                      371                    --                   --                    371
                                          ---------------      ----------------      ---------------       ----------------
      Gross profit                                    785                    52                   --                    837
Operating expenses:
 Product development                                3,193                   811                   --                  4,004
 Sales and marketing                                1,224                 1,288                   --                  2,512
 Relocation                                           216                    --                   --                    216
 Amortization of intangible assets                     --                    --                1,295  (c)             1,295
 General and administrative                         2,132                 1,662                   --                  3,794
                                          ---------------      ----------------      ---------------       ----------------
      Total operating expenses                      6,765                 3,761                1,295                 11,821
                                          ---------------      ----------------      ---------------       ----------------
 Loss from operations                              (5,980)               (3,709)              (1,295)               (10,984)
Interest and other income (expense)                    74                  (160)                 (89) (d)              (175)
                                          ---------------      ----------------      ---------------       ----------------

      Net loss                                     (5,906)               (3,869)              (1,384)               (11,159)
Preferred stock dividend                              348                    --                   --                    348
Beneficial conversion feature                          --                   436                   --                    436
                                          ---------------      ----------------      ---------------       ----------------
      Net loss attributable to common
       stockholders                       $        (6,254)     $         (4,305)     $        (1,384)      $        (11,943)
                                          ===============      ================      ===============       ================

Basic and diluted loss per common share   $         (0.32)                                                 $          (0.48)
Weighted average number of basic and
 diluted common shares                             19,784                                                            24,884

   See notes to unaudited pro forma condensed combined financial statements.

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.   PERIODS COMBINED

The unaudited pro forma condensed combined balance sheet has been prepared to reflect the purchase of Jotter as if it occurred on September 30, 2000. The unaudited pro forma condensed combined statements of operations reflect the combined results of operations of SAFLINK and Jotter for the year ended December 31, 1999 and the nine months ended September 30, 2000 as if the purchase occurred on January 1, 1999.

2.   BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial statements reflect the issuance of 5,100,000 shares of SAFLINK common stock valued at approximately $3.2 million and a $1.7 million unsecured promissory note in connection with the purchase of certain assets of Jotter. The note accrues interest at a rate of 7% per annum and any unpaid principal and interest are due on December 15, 2002.

The acquisition is expected to be accounted for under the purchase method of accounting in accordance with APB Opinion No. 16. Under the purchase method of accounting, the purchase price is allocated to the assets acquired and liabilities assumed based on their estimated fair values. Estimates of the fair values of the assets of Jotter have been combined with the recorded values of the assets and liabilities of SAFLINK in the unaudited pro forma condensed combined financial statements.

3.   PURCHASE TRANSACTION COSTS

SAFLINK expects to incur direct transaction costs of approximately $750,000 associated with the acquisition, primarily for legal, investment banking and accounting fees. These costs will be included as part of the total acquisition cost of Jotter. There can be no assurance that SAFLINK will not incur additional charges in subsequent quarters to reflect costs associated with the acquisition or that management will be successful in its efforts to integrate the operations of the two companies.

4.   PRO FORMA LOSS PER COMMON SHARE

The pro forma combined basic and diluted net loss per common share are based on the combined actual weighted average number of common shares of SAFLINK common stock outstanding during the periods presented plus the 5,100,000 shares of SAFLINK common stock expected to be issued in the acquisition. All stock options and warrants have been excluded from the computation of pro forma combined basic and diluted net loss per common share because all such securities are anti-dilutive for the periods presented.

The following table reconciles shares used to compute historical basic and diluted net loss per share to shares used to compute pro forma basic and diluted net loss per share (rounded):

                                                                                            Nine months
                                                                      Year ended               ended
                                                                     December 31,          September 30,
                                                                         1999                   2000
                                                                  ------------------     ------------------
Shares used to compute historical basic and diluted net loss per
 share                                                                   17,541                 19,784

Impact of shares issued in acquisition assumed outstanding from
 January 1, 1999                                                          5,100                  5,100
                                                                  ------------------     ------------------
Shares used to compute pro forma basic and diluted net income per
 share                                                                   22,641                 24,884
                                                                  ==================     ==================

5.   CONFORMING AND RECLASSIFICATION ADJUSTMENTS

There were no adjustments required to conform the accounting policies or financial statement presentation of SAFLINK and Jotter.

6.   PRO FORMA ADJUSTMENTS

     a) To allocate the purchase price, including approximately $750,000 of expected transaction costs, to certain assets of Jotter. The excess of the purchase price over the fair value of net identifiable assets acquired is reflected as goodwill and is amortized using the straight-line method over three years. The estimated fair values of assets acquired are based upon preliminary estimates and may not be indicative of the final allocation of purchase price consideration. A summary of the purchase price for the acquisition is as follows:

               Stock issued                                 $    3,228
               Direct acquisition costs                            750
               Promissory note                                   1,700
                                                            ----------
                     Total                                  $    5,678
                                                            ==========


               Furniture and equipment                      $      291
               Identifiable intangible assets                    5,174
               Goodwill                                              5
               In-process research and development                 208
                                                            ----------
                     Total                                  $    5,678
                                                            ==========

         The purchase price allocation includes the purchase of in-process research and development. The immediate write-off of this item has been excluded from the pro forma results of operations as it is not expected to have a continuing impact on SAFLINK's results of operations. The purchase of in-process research and development represents a one-time charge incurred by the Company upon the acquisition of Jotter. The Company believes that the in-process technology obtained in this acquisition requires significant enhancements so that it may be successfully integrated with the existing SAFLINK products and so that it may successfully compete in the market, and has no future alternative uses. As such, $208,000 of the purchase price was recorded as in-process research and development and expensed on the date of acquisition.

     b) To eliminate the historical shareholders' equity, certain assets and all liability accounts of Jotter not assumed in the acquisition.

     c) To reflect the amortization of goodwill and other identifiable intangibles associated with the Company's acquisition of Jotter which are amortized over their useful lives of three years.

     d) To reflect interest expense incurred on $1.7 million unsecured promissory note associated with the Company's acquisition of Jotter, which is incurred at a 7% interest rate per annum.

                                 EXHIBIT INDEX

EXHIBIT
-------

 2.1 Asset Purchase Agreement, dated as of December 15, 2000, by and between SAFLINK Corporation and Jotter Technologies Inc.

10.1 Escrow Agreement, dated as of December 15, 2000, by and among SAFLINK Corporation, Chase Manhattan Bank and Jotter Technologies Inc.

23.1    Consent of Independent Auditors'

99.1    Press Release dated December 18, 2000